Exhibit 10.1

EYENOVIA, INC.

AMENDED AND RESTATED
2018 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED

2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on March 6, 2018 and June 11, 2018, respectively

Amendment to 2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on April 5, 2019 and June 11, 2019, respectively

Amendment and Restatement of 2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on April 7, 2020 and June 30, 2020, respectively

Amendment to Amended and Restated 2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on March 31, 2021 and June 16, 2021, respectively

Amendment to Amended and Restated 2018 Omnibus Stock Incentive Plan Approved by
the Board and Stockholders on February 28, 2022 and June 16, 2022, respectively

1.     Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Related Entity; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s stockholders; and to promote the success of the Company’s business.

2.     Definitions. The following definitions shall apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)      “Administrator” means the Plan Administrator as described in Section 4.

(b)      “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of Delaware, and, to the extent other than Delaware, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c)      “Assumed” means, with respect to an Award, that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(d)      “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.

(e)      “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)       “Board” means the Board of Directors of the Company.

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(g)     “Cause” means, with respect to the termination by the Company or a Related Entity of a Grantee’s Continuous Service:

(i)     that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment agreement, consulting agreement, service agreement or other similar agreement between the Grantee and the Company or such Related Entity, provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs; or

(ii)    in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (A) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (B) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (C) the Grantee’s material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Entity, as determined under such agreement; (D) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; (E) if the Grantee is an Employee or Consultant, the Grantee’s engaging in acts or omissions constituting gross negligence, misconduct or a willful violation of a Company or a Related Entity policy which is or is reasonably expected to be materially injurious to the Company and/or a Related Entity; or (F) if the Grantee is an Employee, the Grantee’s failure to follow the reasonable instructions of the Board or such Grantee’s direct supervisor, which failure, if curable, is not cured within 10 days after notice to such Grantee or, if cured, recurs within 180 days.

(h)       “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

(i)        “Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan in accordance with Section 4(a) below.

(j)        “Common Stock” means the Company’s voting common stock, $0.0001 par value per share.

(k)       “Company” means Eyenovia, Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(l)        “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)      “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan shall include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option beginning on the day three months and one day following the expiration of such three month period.

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(n)       “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)        a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)       the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)      the complete liquidation or dissolution of the Company;

(iv)      any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v)       acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

(o)       “Data” has the meaning set forth in Section 22 of this Plan.

(p)       “Director” means a member of the Board or the board of directors of any Related Entity.

(q)       “Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.

(r)        “Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

(s)       “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(t)        “Effective Date” has the meaning set forth in Section 15 below.

(u)       “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to make such person an “Employee” of the Company or a Related Entity.

(v)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(w)      “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.

(i)         If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)        If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)       In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.

(x)        “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y)       “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(z)        “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa)      “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)     “Option” means an option to purchase one or more Shares pursuant to an Award Agreement granted under the Plan.

(cc)      “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd)     “Performance Period” means the time period during which specified performance criteria must be met in connection with vesting of an Award as determined by the Administrator, as described in Section 6(d) below.

(ee)      “Plan” means this Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan, as the same may be amended from time to time.

(ff)       “Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than 30 days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.

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(gg)       “Related Entity” means any Parent or Subsidiary of the Company.

(hh)       “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii)           “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(kk)        “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ll)          “Section 409A” means Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder by the United States Department of the Treasury (whether issued before or after the Effective Date), and all state laws of similar effect.

(mm)      “Share” means a share of the Common Stock.

(nn)       “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo)       “Tax Obligations” means all income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Grantee’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.

3.      Stock Subject to the Plan.

(a)         Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 5,700,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)         Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld shall not again be available for Awards under the Plan. To the extent that cash in lieu of Shares is delivered upon the exercise of an SAR pursuant to Section 6(1), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of Shares which it was entitled to issue upon such exercise, notwithstanding that cash was issued in lieu of such Shares. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for Awards under the Plan.

4.       Administration of the Plan.

(a)      Plan Administrator.

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(i)     Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)    Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and may or may not be composed of members of the Board. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(b)        Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.

(c)        Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)      to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)     to determine whether and to what extent Awards are granted hereunder;

(iii)    to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)    determine the vesting schedule applicable to all Awards under the Plan, provided, however, that in any event the minimum vesting period for all Awards granted under the Plan after the Effective Date will be at least 12 months from the applicable date of grant such that no portion of any such Award will vest or become exercisable prior to the first anniversary of the date of grant of such Award;

(v)     to determine the type, terms and conditions of any Award granted hereunder;

(vi)    to accelerate vesting on any Award or to waive any forfeiture restrictions applicable thereto (notwithstanding the minimum vesting requirement set forth in Section 2(c)(iv) above), or to waive any other limitation or restriction with respect to an Award;

(vii)   to approve forms of Award Agreements for use under the Plan;

(viii)   to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(ix)      to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;

(x)       to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

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(xi)      to institute an option exchange program;

(xii)     to make other determinations as provided in this Plan; and

(xiii)    to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(d)     Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.      Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company or any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.      Terms and Conditions of Awards.

(a)      Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights. An Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

(b)      Designation of Award. Each Award shall be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, any portion of an Option designated as an Incentive Stock Option that exceeds the $100,000 limitation of Section 422(d) of the Code will be treated as a Non-Qualified Stock Option. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Related Entity). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option shall be a Non-Qualified Stock Option.

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(c)     Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule (subject to the limitation set forth in Section 2(c)(iv) above), repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.

(d)     Performance-Based Awards. The Administrator may include in an Award provisions such that the vesting or other realization of an Award by a Grantee will be subject to the achievement of certain performance criteria as the Administrator may determine over the course of a Performance Period determined by the Administrator.

(i)          The performance criteria will be established by the Administrator and may include any one of, or combination of, the following criteria:

(A)      Net earnings or net income (before or after taxes);

(B)       Earnings per share;

(C)       Net sales growth;

(D)       Net operating profit;

(E)        Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(F)        Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(G)        Cash flow per share;

(H)        Earnings before or after taxes, interest, depreciation, and/or amortization;

(I)          Gross or operating margins;

(J)          Productivity ratios;

(K)        Share price (including, but not limited to, growth measures and total stockholder return);

(L)         Expense targets or ratios;

(M)       Charge-off levels;

(N)        Improvement in or attainment of revenue levels;

(O)        Margins;

(P)         Operating efficiency;

(Q)        Operating expenses;

(R)        Economic value added;

(S)        Improvement in or attainment of expense levels;

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(T)        Improvement in or attainment of working capital levels;

(U)        Debt reduction;

(V)        Capital targets;

(W)      Regulatory, clinical or manufacturing milestones; and

(X)       Consummation of acquisitions, dispositions, projects or other specific events or transactions.

(ii)     Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, or may be established on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable. Performance objectives may be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Award to Award, and from Grantee to Grantee, and may be established on a standalone basis, in tandem or in the alternative. The Administrator will have the authority to impose such other restrictions on as it may deem necessary or appropriate to ensure that performance-based Awards under this Section 6(d) satisfy all requirements of the Applicable Laws.

(iii)    Before the 90th day of the applicable Performance Period (or, if the Performance Period is less than one year, no later than the number of days which is equal to 25% of such Performance Period), the Administrator will determine the duration of the Performance Period, the performance criteria on which performance will be measured, and the amount and terms of payment/vesting upon achievement of the such criteria.

(iv)    Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable performance criteria have been achieved for the Awards for such Performance Period. A Grantee will be eligible to receive payment pursuant to an Award for a Performance Period only if the performance criteria for such Performance Period are achieved. In determining the amounts earned by a Grantee pursuant to an Award issued pursuant to this Section 6(d), the Administrator will have the right to (A) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (B) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Grantee’s death or Disability prior to a Corporate Transaction and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Grantee remained employed through the end of the Performance Period.

(v)     Payment of the Award to a Grantee shall be paid following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.

(e)       Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

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(f)        Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g)       Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h)       Early Exercise. An Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)        Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than 10 years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j)        Transferability of Awards. Unless the Administrator provides otherwise, no Award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k)       Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l)        Stock Appreciation Rights. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan shall be subject to the following terms and conditions. Each SAR granted to any Grantee shall relate to such number of Shares as shall be determined by the Administrator, subject to adjustment as provided in Section 13. In the case of an SAR granted with respect to an Option, the number of Shares to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, shall comply with all requirements of the Exchange Act), the number of Shares which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(i)       the number of Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the exercise date exceeds (A) in the case of an SAR related to an Option, the exercise price of the Shares under the Option or (B) in the case of an SAR granted alone, without reference to a related Option, an amount which shall be determined by the Administrator at the time of grant, subject to adjustment under Section 13); by

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(ii)      the Fair Market Value of a Share on the exercise date.

In lieu of issuing Shares upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option shall be permitted only to the extent that the Option is exercisable under Section 11 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(1) shall be deemed to have been converted into a Non-Qualified Stock Option immediately prior to such surrender.

(m)      Non-Employee Director Award Limits. The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will not exceed $150,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

7.      Award Exercise or Purchase Price, Consideration and Taxes.

(a)       Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows.

(i)       In the case of an Incentive Stock Option:

(1)    granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price shall be not less than 110% of the Fair Market Value per Share on the date of grant; or

(2)    granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(ii)      In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than 100% of the Fair Market Value per Share on the date of grant.

(iii)     In the case of other Awards, such price as is determined by the Administrator.

(iv)     Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award and the Applicable Laws.

(b)      Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i)        cash;

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(ii)       check;

(iii)      surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)      with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;

(v)        with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share;

(vi)       past or future services actually or to be rendered to the Company or a Related Entity; or

(vii)      any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(vii), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

8.       Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9.       Tax Withholding.

(a)      Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Grantee of any such Tax Obligations.

(b)      The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Grantee may satisfy the Tax Obligations. As determined by the Administrator from time to time, these methods may include one or more of the following:

(i)        paying cash;

(ii)       electing to have the Company withhold cash or Shares deliverable to the Grantee having a Fair Market Value equal to the amount required to be withheld;

(iii)      delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;

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(iv)     selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;

(v)      retaining from salary or other amounts payable to the Grantee cash having a sufficient value to satisfy the Tax Obligations; or

(vi)     any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.

The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

10.     Rights As a Stockholder.

(a)     Restricted Stock. Except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a stockholder with respect to any of the Shares granted to the Grantee under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto). No dividends or Dividend Equivalent Rights will be paid in respect of any unvested Award of Restricted Stock, unless and until such Shares vest.

(b)     Other Awards. In the case of Awards other than Restricted Stock, a Grantee will not have any rights of a stockholder, nor will dividends or Dividend Equivalent Rights accrue or be paid, with respect to any of the Shares granted pursuant to such Award until the Award is exercised or settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

11.      Exercise of Award.

(a)     Procedure for Exercise.

(i)        Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.

(ii)       An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)      Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.

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(c)      Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within 12 months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(d)      Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the 12 month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within 12 months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.

(e)      Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award shall remain exercisable until one month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement.

12.    Conditions Upon Issuance of Shares; Manner of Issuance of Shares.

(a)     If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under any Applicable Law.

(b)     As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)     Subject to the Applicable Laws and any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (ii) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (iii) by delivering such Shares to the Grantee in certificate form.

(d)      No fractional Shares shall be issued pursuant to any Award under the Plan; any Grantee who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.

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13.        Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Awards hereunder.

14.        Corporate Transactions.

(a)      Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are assumed in connection with the Corporate Transaction.

(b)      Acceleration of Award Upon Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction, and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the Award.

(c)      Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.

15.       Effective Date and Term of Plan. This Plan was initially adopted by the Board on March 6, 2018 and was approved by the stockholders of the Company on June 11, 2018. A subsequent amendment to the Plan was adopted by the Board on April 5, 2019 and was approved by the stockholders of the Company on June 11, 2019. The Board approved the current Plan, as amended and restated, on April 7, 2020 and the same was approved by the stockholders of the Company on June 30, 2020. The Board approved a subsequent amendment to the Plan on March 31, 2021 (the “Effective Date”). The Plan shall continue in effect for a period of 10 years from the Effective Date unless sooner terminated. The expiration of the Plan will not have the effect of terminating any Awards outstanding on such date, except as otherwise provided in the applicable Award Agreement.

16.       Amendment, Suspension or Termination of the Plan.

(a)       The Board may at any time suspend or terminate the Plan, or amend the Plan in any respect, except that it may not, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:

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(i)       increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);

(ii)      modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;

(iii)     modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13);

(iv)     extend the expiration date of the Plan; and

(v)      except as provided in Section 13 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend an Award granted under the Plan to reduce its exercise price per share, cancel and regrant new Awards with lower prices per share than the original prices per share of the cancelled Awards, or cancel any Awards in exchange for cash or the grant of replacement Awards with an exercise price that is less than the exercise price of the original Awards, essentially having the effect of a repricing, without approval by the Company’s stockholders.

(b)      No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)      No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Grantee without his or her consent.

17.    Reservation of Shares.

(a)     The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.       No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

19.       No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

20.       Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.

21.       Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.

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22.       Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.

23.      Application of Section 409A. This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A, to the extent applicable. All Awards will be construed and administered such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies the requirements of Section 409A. If an Award is subject to Section 409A: (i) distributions will only be made in a manner and upon an event permitted under Section 409A, (ii) payments to be made upon a termination of employment will only be made upon a “separation from service” under Section 409A, (iii) payments to be made upon a Corporate Transaction will only be made upon a “change of control event” under Section 409A, and (iv) in no event will a Grantee, directly or indirectly, designate the calendar year in which a distribution is made, except in accordance with Section 409A. Each payment in any series of installment payments under an Award will be treated as a separate payment for purposes of Section 409A. Any Award granted under this Plan that is subject to Section 409A and that is to be distributed to a “specified employee” (as defined in Section 409A) upon a separation from service will be administered so that any distribution with respect to such Award will be postponed for six months following the date of the Grantee’s separation from service, if required by Section 409A. If a distribution is so delayed pursuant to Section 409A, the distribution will be paid within 30 days after the end of the six-month period or the Grantee’s death, if earlier. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures, or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Grantee will be solely responsible for the tax consequences of Awards, and in no event will the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

24.      Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

25.      Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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